UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      October 18, 2001
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               Realmark Property Investors Limited Partnership-III
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             (Exact name of registrant as specified in its charter)


      Delaware                         0-13331                   16-1234990
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(State of formation)            (Commission File No.)          (IRS Employer
                                                            Identification No.)

2350 North Forest Road, Suite 12-A, Getzville, NY                 14068
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(Address of principal executive offices)                        (Zip code)

Registrant's telephone number, including area code   (716) 636-9090
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Item 2.  Acquisition or Disposition of Assets.

In its 2000 Form 10-K and March 31, 2001 and June 30, 2001 Form 10-Qs, Realmark Property Investors Limited Partnership III (the "Partnership") reported that all of its properties were being actively marketed for sale. On October 18, 2001, the Partnership sold Ambassador Towers, a residential apartment complex, to JAS Apartments, Inc., an unaffiliated entity, for cash of $8,650,000, resulting in a net gain of approximately $5 million. After satisfaction of the $3,046,000 mortgage loan on the property and payment of closing costs, the proceeds available to the Partnership amount to approximately $5.1 million. Those proceeds will be used to satisfy the remaining liabilities related to the property and to make a distribution to the limited partners (estimated to be more than $250 per limited partnership unit).

Item 7.  Financial Statements and Exhibits.

(b) Pro forma financial information.

On a pro forma basis, if the sale of Ambassador Towers had occurred on June 30, 2001, the date of the last balance sheet filed by the Partnership, that balance sheet would have shown: an increase in cash and equivalents from $.6 to $5.7 million; decreases in property of $3.2 million and in mortgage loans of $3.1 million; and an increase in partnership capital of approximately $5.0 million.

If the property had been sold on January 1, 2000, the pro forma results of operations for the year ended December 31, 2000 would have been a net loss of $389,000, ($25.01 per limited partnership unit), resulting from decreases in revenue and expense of $1,949,000 and $1,981,000, respectively. For the six months ended June 30, 2001, the pro forma net loss would have been $118,000 ($7.59 per limited partnership unit), instead of the $64,000 net income reported, resulting from decreases in revenue and expense of $1,022,000 and $839,000, respectively.

All of the foregoing pro forma operating data excludes the gain on the disposition of the property and simply reflects the elimination of Ambassador Tower's operating accounts from the consolidated historical results.

(c) Exhibits.

(1) Real estate purchase agreement between the Partnership and JAS Apartments, Inc.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Realmark Property Investors Limited Partnership III
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                   (Registrant)



/s/ Joseph M. Jayson                                            11/2/01
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Joseph M. Jayson, Individual General Partner                     (Date)